Exhibit 99.1

Virpax Pharmaceuticals Announces Leadership Transition

BERWYN, PA – November 17, 2023 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and anti-viral barrier indications, today announced that due to ongoing litigation it has accepted the resignation of Anthony P. Mack as CEO and Chairman effective immediately. The Board has appointed Gerald Bruce as CEO and Dr. Eric Floyd as Chairman.

Mr. Bruce has served as the Company’s Executive Vice President of Commercial Operations since August 2017, as a member of the Company’s Board since July 2021 and as the President and CEO of the Company’s wholly owned subsidiary, Novvae Pharmaceuticals, Inc. since July 26, 2023. Prior to Virpax, Mr. Bruce served as Vice President of sales for Danone Specialized Nutrition North America, Danone’s medical nutrition division. Prior to this position, he has held roles of increasing responsibility at Nitromed, Inc. and Bristol-Meyers Squibb. Mr. Bruce began his career at Johnson and Johnson and moved up the ranks to become a Group Marketing Director in Analgesics. He has a BA from Lincoln University and a Master’s degree in Leadership from Georgetown University’s McDonough School of Business.

Dr. Floyd is Senior Vice President of Regulatory Affairs and Quality Assurance at Silence Therapeutics. He has over 25 years of pharmaceutical and biotechnology experience in Regulatory Affairs roles of increasing responsibility at Merck, Aventis, Novartis, Lundbeck, Axovant Sciences, and Neurogene, Inc. Most recently, he served as founder and Chief Regulatory Officer at Neurogene, Inc. Neurogene is focused on developing life-changing genetic medicines for patients and their families affected by rare, devastating neurological diseases. Dr. Floyd previously served as the Global Head of Regulatory Affairs at Axovant Sciences and the U.S. Head of Regulatory Affairs at Lundbeck, where he was responsible for strategic regulatory and clinical development activities related to the company’s approvals of Sabril, Onfi, Northera (orphan approvals) as well as Anti-Depression and Schizophrenia drug approvals. Dr. Floyd serves as an adjunct faculty member in the Department of Neuroscience at Harvard Medical School and Wake Forest University School of Medicine. Aside from Virpax Pharmaceuticals, he also serves on the board of Advent Therapeutics Inc. and is a member of the Board of Trustees of Meharry Medical College. Dr. Floyd completed his undergraduate degree in Biology from the University of Illinois, a Master’s degree in Neuroscience from Tennessee State University, a Doctorate in Neurophysiology from Meharry Medical College, an Executive MBA in Pharmaceutical Marketing from Saint Josephs’ University and completed the Global Executive MBA in International Business from the INSEAD Business School in Fontainebleau, France.

“It has been an honor to lead a team of such dedicated and talented colleagues. I am proud of what we have accomplished together and confident that Virpax under Gerald and Eric’s leadership will remain on track to begin first-in-human trials in the coming year,” commented Mr. Mack.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop two other product candidates. PES200 is a product candidate being developed to manage post-traumatic stress disorder (PTSD) and NobrXiol™ is a product candidate being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax has competitive cooperative research and development agreements (CRADAs) for all three of its prescription drug candidates, two with the National Institutes of Health (NIH) and one with the Department of Defense (DOD). Virpax is also seeking approval of two nonprescription product candidates: AnQlar™, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

Confidential data (L2). Printed copies are uncontrolled and must be destroyed after use.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms and include statements regarding the Company remaining on track to begin first-in-human trials in the coming year. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors, including the contribution of Mr. Bruce and Dr, Floyd to the Company and the impact of any damages or remedies awarded in the additional proceedings of the lawsuit filed in the Delaware Chancery Court against the Company; the Company’s ability to successfully begin trials when expected and complete research and further development and commercialization of Company drug candidates in current or future indications; the uncertainties inherent in clinical testing; the Company’s ability to manage and successfully complete clinical trials and the research and development efforts for multiple product candidates at varying stages of development; the timing, cost and uncertainty of obtaining regulatory approvals for the Company’s product candidates; the Company’s ability to protect its intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s product candidates; the Company’s ability to continue to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete clinical trials that the Company plans to initiate; and other factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q that the Company files with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Betsy Brod

Affinity Growth Advisors

Betsy.brod@affinitygrowth.com

(917) 923-8541

Media Contact:

Robert Cavosi

RooneyPartners

rcavosi@rooneypartners.com

(646) 638-9891

Confidential data (L2). Printed copies are uncontrolled and must be destroyed after use.